UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (date of earliest event reported) December 6, 2006


                        MEDIANET GROUP TECHNOLOGIES, INC.
                        ---------------------------------
           (Name of small business issuer as specified in its charter)


           Nevada                    0-32307                    13-4067623
           ------                    -------                    ----------
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)


         5100 W. Copans Road, Suite 710, Margate, FL            33063
         -------------------------------------------         ----------
          (Address of principal executive offices)           (Zip code)


        Registrant's telephone number, including area code (954) 974-5818


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-34(c) under the Exchange
    Act (17 CFT 240-13e-4(c)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 21, 2006, the Board of Directors of MediaNet Group Technologies, Inc.(the "Company") elected Jeffrey Meshel to serve on its Board of Directors. On December 6, 2006, Mr. Meshel accepted the position.

Mr. Meshel is Co-President of Mercury Capital Corporation. He is also the founder of The Strategic Forum. Mr. Meshel has over fifteen years experience in the acquisition, management and lending on residential and commercial real estate. Prior to 1985, Mr. Meshel served as Vice President and director of marketing for Mast Capital Investors. Throughout his career, Mr. Meshel has underwritten in excess of $200 million of both debt and equity financing. Mr. Meshel holds a Bachelors of Science in accounting and finance from New York University. He also serves on the Board of Directors of Signature Bank, New York, NY.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MEDIANET GROUP TECHNOLOGIES, INC.


Date:   December 6, 2006               By: /s/ Martin A. Berns
                                           -------------------
                                           Martin A. Berns
                                           President and Chief Executive Officer

                                      - 2 -